UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

Shenandoah Telecommunications Company
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(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-9881 (Commission File Number)	54-1162807 (IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA (Address of principal executive offices)	22824 (Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

          At its meeting on February 21, 2006, the Board of Directors of Shenandoah Telecommunications Company (the “Company”), acting pursuant to a recommendation of its “independent directors,” as defined in the Marketplace Rules of the Nasdaq Stock Market, Inc., approved the following cash bonuses for fiscal year 2005 performance for the Company’s executive officers:

Executive Officer	Cash Bonus

David E. Ferguson	$33,505
Vice President-Customer Services
Christopher E. French	87,500
President and CEO
David D. Lasier	13,072
Vice President-Broadband
David K. MacDonald	32,474
Vice President-Operations
Earle A. MacKenzie	55,000
Executive Vice President and CFO
Laurence F. Paxton	24,814
Vice President-Information Systems
William L. Pirtle	29,818
Vice President-Sales
Jeffrey R. Pompeo	31,108
Vice President-Technology
Jonathan R. Spencer	44,833
Vice President and General Counsel
Nancy A. Stadler	21,590
Vice President-Marketing

The Board of Directors awarded the cash bonuses to each of the executive officers pursuant to the Company’s cash incentive plan for fiscal year 2005.

Item 8.01 Other Events.

Fiber to the Home Project

          On February 15, 2006, the Company issued a press release announcing that it has entered into an exclusive agreement with RCMS/Legacy Custom Homes to build an advanced fiber optic network for Legacy’s newest community, Tackley Mill in Ranson, WV.

          A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (c) Exhibits

          The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated February 15, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY (Registrant)

February 24, 2006	/S/ CHRISTOPHER E. FRENCH Christopher E. French President and Chief Executive Officer

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